UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2022

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37665			61-1770902
Delaware	001-07541			13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

8501 Williams Road
	Estero,	Florida	33928
	239	301-7000
(Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)

Not Applicable
Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock per value $0.01 per share	HTZ	Nasdaq Global Select Market
	Warrants to purchase Common Stock	HTZWW	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2022, Hertz Vehicle Financing III LLC (“HVF III”), a wholly-owned, special-purpose and bankruptcy remote subsidiary of The Hertz Corporation (“THC”), and THC entered into an Amended and Restated Series 2021-A Supplement (the “A&R Series 2021-A Supplement”) among HVF III, as issuer, THC, as administrator, Deutsche Bank AG, New York Branch, as program agent and The Bank of New York Mellon Trust Company, N.A., as trustee. The A&R Series 2021-A Supplement amends and restates the Series 2021-A Supplement, originally dated June 29, 2021, and was entered into primarily to extend the commitment termination date for the Series 2021-A Variable Funding Rental Car Asset Backed Notes, Class A and Class RR, issued thereunder by one year to June 29, 2024, among certain other administrative amendments and revisions to provide for increased operating flexibility. Also on June 24, 2022, HVF III and THC effected an increase to the commitments for the Series 2021-A Variable Funding Rental Car Asset Backed Notes, Class A and Class B, from $3.575 billion to $3.843 billion.

The foregoing description of the A&R Series 2021-A Supplement is qualified in its entirety by reference to the complete terms and conditions of the A&R Series 2021-A Supplement, a copy of which is attached hereto as Exhibits 10.1 and incorporated by reference herein.

Item 8.01 Other Events.

On June 23, 2022, THC entered into Amendment No. 5 to its Credit Agreement (the “Amendment”), which amends that certain Credit Agreement, dated June 30, 2021, by and among THC and the subsidiary borrowers party thereto as borrowers, the several lenders and issuing lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent and collateral agent (as amended by Amendment No. 1 to Credit Agreement, dated as of August 3, 2021, Amendment No. 2 to Credit Agreement, dated as of November 23, 2021, Amendment No. 3 to Credit Agreement, dated as of March 31, 2022, and Amendment No. 4 to Credit Agreement, dated as of May 13, 2022, and as it may have been further amended, restated, amended and restated, restructured, supplemented, waived and/or otherwise modified from time to time prior to the date hereof, the “First Lien Credit Facility” and, as amended by the Amendment, the “Amended First Lien Credit Facility”). The First Lien Credit Facility provided for, among other things, a senior secured revolving credit facility (the “First Lien RCF”) in an aggregate committed amount of $1.655 billion. The Amendment increases the (i) commitments under the First Lien RCF from an aggregate of $1.655 billion to an aggregate of $1.890 billion and (ii) sublimit for letters of credit that may be issued under the First Lien RCF from $1.555 billion to $1.790 billion. At closing of the Amendment, there were no borrowings under the First Lien RCF.

Certain of the lenders that are party to the Amended First Lien Credit Facility and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory, and other services to THC and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1
Amended and Restated Series 2021-A Supplement, dated as of June 24, 2022, among Hertz Vehicle Financing III LLC, as issuer, The Hertz Corporation, as administrator, Deutsche Bank AG, New York Branch, as program agent, the several committed note purchasers party thereto, the several conduit investors party thereto, the several funding agents for the investor groups party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.2
Amendment No. 5 dated June 23, 2022 to Credit Agreement dated June 30, 2021, by and among The Hertz Corporation and the subsidiary borrowers party thereto as borrowers, the several lenders and issuing lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent and collateral agent.

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

Date: June 27, 2022	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Executive Vice President, General Counsel and Secretary